UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

June 24, 2015
Date of Report (Date of earliest event reported)

HEALTHEQUITY, INC.

(Exact name of registrant as specified in its charter)

Delaware	7389	52-2383166
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

15 West Scenic Pointe Drive
Suite 100
Draper, Utah 84020
(Address of principal executive offices) (Zip Code)

(801) 727-1000
(Registrants telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 24, 2015, HealthEquity, Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”). As of the close of business on April 27, 2015, the record date for the Annual Meeting, 55,299,523 shares of common stock of the Company were issued and outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, the stockholders voted on two proposals, each of which is described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on May 12, 2015. Stockholders approved each of the proposals presented for a vote. The tables below set forth the number of votes cast for and against or withheld, and the number of abstentions or broker non-votes, for each matter voted upon by the Company’s stockholders.

1.	Proposal 1. The election of eight directors to hold office until the 2016 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

Nominees	For	Withhold Authority	Broker Non-Vote
Jon Kessler	41,486,878	200,812	11,103,963
Stephen D. Neeleman, M.D.	41,489,778	197,912	11,103,963
Frank A. Corvino	41,502,883	184,807	11,103,963
Evelyn Dilsaver	41,564,202	123,488	11,103,963
Michael O. Leavitt	30,485,156	11,202,534	11,103,963
Frank T. Medici	41,537,958	149,732	11,103,963
Manu Rana	41,502,883	184,807	11,103,963
Ian Sacks	38,031,458	3,656,232	11,103,963

2.	Proposal 2. The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2016.

For	Against	Abstain
52,778,144	10,903	2,606

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHEQUITY, INC.
Dated: June 25, 2015	By:	/s/ Darcy Mott
Darcy Mott
Executive Vice President and Chief Financial Officer